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                                                                  Exhibit 23.3



                      Consent of Independent Accountants


     We hereby consent to the incorporation by reference in the Supplemental Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of BNSF Corporation and Post Effective Amendment No. 4 to the Registration Statement on Form S-4 of Burlington Northern Inc. of our report dated February 4, 1994, (except for the retroactive restatement described in Note 2 of the notes to consolidated financial statements, as to which the date is June 29, 1994), (appearing on page 11 of Santa Fe Pacific Corporation's Form 8-K/A dated October 5, 1994. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedules of Santa Fe Pacific Corporation, which appears on page 38 of Santa Fe Pacific Corporation's Form 8-K dated August 3, 1994. We also consent to the references to us under the heading "Experts" in such Supplemental Joint Proxy Statement/Prospectus.

                                                    /s/ Price Waterhouse LLP
                                                    Price Waterhouse LLP


Kansas City, Missouri

January 13, 1995